Exhibit 99.1

FOR IMMEDIATE RELEASE

Kaiser Aluminum Corporation Announces a 7.5 Percent Increase in Quarterly Dividend Payment

FOOTHILL RANCH, Calif. – January 14, 2021 – Kaiser Aluminum Corporation (NASDAQ:KALU) today announced that its Board of Directors has declared a quarterly cash dividend of $0.72 per share representing a 7.5% increase over the prior quarter's dividend. The dividend will be payable on February 12, 2021 to shareholders of record as of the close of business on January 25, 2021.

“The increase in the quarterly dividend reflects our continued confidence in the long-term outlook for our business, the end markets we serve and opportunities to create value for our shareholders,” said Keith A. Harvey, President and CEO. “In addition, our planned acquisition of the Warrick Rolling Mill from Alcoa, provides excellent potential for further value creation with strong secular demand growth and due to the non-cyclic nature of the packaging business, more predictable earnings and cash flow.”

Company Description
Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of its culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information
For more information, please visit the Company’s web site at www.kaiseraluminum.com. The web site includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

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This press release contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. These factors include: (a) general economic and business conditions, including the impact of the global outbreak of Coronavirus Disease 2019 and governmental and other actions taken in response, cyclicality and other conditions in the aerospace, defense, automotive, general engineering, aluminum packaging and other end markets the Company serves; (b) the impact of the Company's future earnings, cash flows, financial condition, capital requirements and other factors on its financial strength, flexibility, ability to pay or increase future dividends and any decision by the Company's board of directors in that regard; (c) the satisfaction of the conditions to closing the acquisition of Alcoa Warrick, LLC; (d) the Company’s ability to integrate the Alcoa Warrick, LLC operations and technologies, continue to realize manufacturing efficiencies and remain a low cost producer, drive innovative solutions and further advance its capabilities; (e) the effectiveness of management's strategies and decisions, including capital spending strategies and decisions; and (f) other risk factors summarized in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2019 and Form 10-Qs for quarters ended March 31, 2020, June 30, 2020, and September 30, 2020. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Investor Relations and Public Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum Corporation
(949) 614-1757